Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is made by and between Bare Escentuals Beauty, Inc. (“Company”) and Michael Dadario (“Employee”). “Company” shall also include all subsidiary, parent or related corporations of Bare Escentuals, Inc.

WHEREAS, Employee was an at-will employee of Company; and

WHEREAS, Employee tendered his resignation from Company, which Company accepted, pursuant to the terms of this Agreement;

NOW THEREFORE, in consideration of the promises made herein, Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:

1. Resignation. Employee tendered, and Company accepted, Employee’s resignation, effective as of July 14, 2009, which was Employee’s last date of employment with Company (the “Separation Date”).

2. Waiver of Signing Bonus Repayment. Company agrees to waive its right to full repayment of Employee’s hiring bonus of $120,000, to which Company is entitled under its employment agreement with Employee dated May 18, 2008 (the “Employment Agreement”). Employee agrees Company’s waiver of repayment of the hiring bonus is in full and fair consideration for the general release provided in this Agreement, and represents full settlement of all claims that Employee has made or could have made against Company.

3. No Severance. Employee acknowledges and agrees that he is not entitled to receive any severance pursuant to the Employment Agreement or otherwise.

4. Restricted Stock; Stock Option. Employee acknowledges that he currently holds 37,500 shares of Company’s Common Stock (the “Stock”) pursuant to a Restricted Stock Award Grant Notice, a Restricted Stock Award Agreement (the “Stock Agreement”), and Company’s 2006 Equity Incentive Award Plan (the “Plan”). Employee acknowledges further that all shares of the Stock remain subject to Company’s Repurchase Option, as provided in the Stock Agreement. Company hereby provides notice to Employee of its exercise of the Repurchase Option as to all shares of the Stock, pursuant to the terms of the Stock Agreement.

Employee acknowledges further that he holds an option to purchase 80,000 shares of Company’s Common Stock (the “Option”), pursuant to a Stock Option Grant Notice, a Stock Option Agreement and the Plan. Employee acknowledges and agrees that no shares of the Option will have vested as of the Separation Date, and accordingly the Option will terminate in full on such date.

5. Statement Regarding Resignation. Employee acknowledges that Company is obligated to report his resignation in a Form 8-K filed with the United States Securities and Exchange Commission (the “8-K”), within four business days after the Separation Date. Employee agrees that the 8-K may contain a statement substantially as follows (the “8-K Statement”):

Bare Escentuals has accepted the resignation of Michael Dadario, President Retail effective July 14, 2009. Mr. Dadario submitted his resignation and confirmed that despite briefly attending the State University of New York, Brockport, he did not receive a degree from the State University of New York, Brockport as he had previously represented. Leslie Blodgett said, “After consulting with our Board of Directors, the Company accepted Mr. Dadario’s resignation. The Board and I wish to acknowledge Mr. Dadario’s leadership of our Retail Division during some challenging economic times and his efforts in positioning Bare Escentuals for growth.”

Ms. Blodgett concluded, “While Michael will be missed, we are very fortunate to have a strong retail team in place that is focused on the daily operations and performance within each of our Retail channels.”

6. Nondisparagement; Liquidated Damages. Employee agrees that neither Employee nor anyone acting by, through, under or in concert with Employee shall disparage or otherwise communicate negative statements or opinions about Company, its Board members, officers, employees or business. Company (by its officers and directors) shall not disparage or otherwise communicate negative statements or opinions about Employee; provided, however, that neither Company’s 8-K filing, nor communication to any other person, of the 8-K Statement shall constitute a violation of this Section 6. Employee and Company agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by either party’s breach of the party’s obligations under this Section 6. Therefore, each party agrees that in the event of any such breach, the breaching party shall pay the other party as the sole and exclusive measure of monetary damages for such breach the amount of $65,000.

7. Reimbursement of Expenses. Employee shall be reimbursed for any outstanding expenses according to Company’s ordinary expense reimbursement policies. Employee must turn in any outstanding expenses not later than ten (10) business days after the Effective Date. Any reimbursement of undisputed expenses that are not reasonably subject to calculation as of Effective Date will be paid by check sent directly to Employee’s home.

8. Confidential Information. Employee acknowledges and agrees that Employee shall continue to maintain the confidentiality of all Confidential Information of Company. “Confidential Information” includes: all information, regardless of its form, that: (a) was developed by or for Company; (b) relates to Company’s business; and (c) is not generally known to the public.

It is impossible to provide a comprehensive list of all information that may constitute Confidential Information. However, by way of example, the definition includes, but is not limited to, information relating to Company’s: products; trade secrets; research and development; production and manufacture methods, strategies and plans; marketing information, strategies and plans; merchandising information, strategies and plans; pricing information, strategies and plans; sales practices; employment and recruiting strategies and processes; compensation information; employee and potential employee information; customer and potential customer information; supplier and potential supplier information, revenues and expenses; investor information; technology and operations; and the identities and roles of key employees of Company. The definition of “Confidential Information” shall include both “know-how” (i.e., information about what works well) and “negative know-how” (i.e., information about what does not work well).

Employee shall return all Company property and Confidential Information in Employee’s possession on or before the Effective Date. Employee hereby expressly confirms Employee’s continuing obligations to Company pursuant to any and all agreements regarding Confidential Information entered into by Employee and attached hereto as Exhibit A. Employee represents and warrants that Employee always has complied, and despite Employee’s departure from Company, will continue to comply, with all of the obligations described in this Section 8. As part of Employee’s obligations under this Section 8, Employee represents and warrants that Employee will deliver to Company on or before the Effective Date, all (whether electronic, hard copy or otherwise) originals, copies and summaries of correspondence (including but not limited to letters, memos, email messages, instant messages or tweets), drawings, manuals, memos, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning Company’s customers, business plans, marketing strategies, products, processes, technology, operations or business of any kind and/or which contain Confidential Information or trade secrets which are in the possession or control of Employee or Employee’s agents or representatives.

Employee shall return to Company any and all Company-issued computers and computer equipment and peripherals (collectively, “Computer Equipment”) at the time and in the manner directed by Company. Employee shall not copy, alter or delete any documents or data stored on any Computer Equipment, or any other Company-owned or operated systems or equipment (collectively, “Company Systems”), except as expressly directed or permitted by Company in writing.

In the event that Employee is ever compelled under force of law to disclose any Confidential Information, Employee will: (1) immediately notify Company’s legal counsel of such request and provide Company’s legal counsel with all material information pertaining to such request; (2) actually refrain from disclosing the Confidential Information pending Company’s legal counsel’s review and action on the request; and (3) take all steps reasonably necessary to prevent the compelled disclosure of Confidential Information until such time as Company has asserted objections to the disclosure of the Confidential Information in a court of law.

9. General Release of Claims by Employee. Employee, on behalf of Employee and Employee’s executors, heirs, administrators, representatives and assigns, hereby releases and forever discharges Company and all predecessors, successors and affiliates and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and employee benefit plans in which Employee is or has been a participant by virtue of Employee’s employment with Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees, expenses and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have had against such individuals or entities based on any events or circumstances arising or occurring on or prior to the date Employee signs this Agreement, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by Company or the separation thereof, and any and all Claims arising under federal, state, or local laws relating to employment, including without limitation Claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or other liability in tort, Claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, the California Labor Code and similar federal, state or local statutes, ordinances, and regulations.

This release does not extend to claims that are non-waivable under the law, including but not limited to claims to enforce Employee’s rights to indemnification under any applicable law or contract. Employee specifically acknowledges and agrees that Employee has been paid all wages owed as of the date Employee signs this Agreement, and that Employee has no claims for unpaid wages against Company.

This release does not extend to any claims based upon or relating to either Party’s breach of this Agreement.

To the extent permitted by law, Employee agrees that if a Claim is prosecuted in Employee’s name before any court or administrative agency, that Employee waives and agrees not to take any award of money or other damages from such suit. Employee also agrees that if a claim is prosecuted in Employee’s name that Employee will immediately request in writing that the claim on Employee’s behalf be withdrawn or dismissed.

Employee specifically acknowledges and agrees that Employee is waiving on behalf of Employee and Employee’s attorneys’ all claims for attorneys fees and expenses and court costs, except as provided in Section 18 below.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

10. Acknowledgment. Employee acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the ADEA (the “ADEA Waiver”). Employee acknowledges further that (a) Employee has been advised to seek an attorney regarding the effect of this Agreement prior to signing it; (b) Employee has twenty-one (21) days from the date this offer is received to consider this Agreement before signing it (although Employee may choose voluntarily to sign it sooner); (c) the ADEA Waiver does not apply to any rights or claims that arise after the date Employee signs this Agreement; (d) Employee understands that Employee has seven (7) days following the date Employee signs this Agreement to revoke Employee’s acceptance of it; and (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after Employee signs this Agreement (the “Effective Date”).

11. Employee’s Representations and Warranties. Employee represents and warrants that: (a) during the course of Employee’s employment, Employee did not sustain any on-the-job or work-related injuries or illnesses for which Employee might be entitled to compensation pursuant to California’s Workers Compensation law; and (b) Employee has not initiated any adversarial proceedings of any kind against Company or against any other person or entity released herein, and will not initiate any such proceeding in the future, except as specifically allowed by this Agreement.

12. No Representations. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

13. No Admission. Nothing contained in this Agreement shall constitute, be construed as, or be deemed to be an admission of fault, liability or wrongdoing on either Party’s part. Employee expressly denies any fault, liability or wrongdoing on behalf of Company.

14. Entire Agreement. This Agreement, and the other agreements referenced herein, represent the entire Agreement and understanding between Company and Employee concerning Employee’s separation from Company, and (except as provided herein) supersede and replace any and all prior agreements and understandings concerning Employee’s relationship with Company, whether written or verbal, including but not limited to the Employment Agreement. To accept the Agreement, Employee must date and sign this Agreement and return it to: Human Resources, Attention Debbie Fletcher. (An extra copy for Employee’s files is enclosed.)

15. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

16. No Oral Modification. This Agreement may only be amended by a writing signed by Employee and either the Chief Executive Officer, Vice President of Human Resources or General Counsel of Company.

17. Severability. If any provision of this Agreement is found by a proper authority to be unenforceable, that provision shall be severed and the remainder of the Agreement will remain in full force and effect.

18. Dispute Resolution. The Parties agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California conducted by JAMS, Inc. (“JAMS”) or its successor, under the laws of the State of California and JAMS’ then applicable rules and procedures, and before a single arbitrator mutually selected by the Parties. The Parties acknowledge that by agreeing to this arbitration procedure, they are waiving the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The Parties will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall be authorized to award all relief that the Parties would be entitled to seek in a court of law. The arbitrator shall have the authority to determine which Party in any such arbitration is the prevailing party, and to award the prevailing party its reasonable attorneys’ fees, costs and expenses incurred in connection with the arbitration.

19. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto. The Parties acknowledge that: (a) they have read this Agreement; (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice, or that they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Agreement and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MICHAEL DADARIO		BARE ESCENTUALS BEAUTY, INC.

Signature:	/s/ Michael Dadario	By:	/s/ Debbie Fletcher
Debbie Fletcher
Vice President of Human Resources

Dated: 7/20/09		Dated: 7/20/09

EXHIBIT A

Agreements Signed by Employee

EMPLOYEE INTELLECTUAL PROPERTY AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made effective as of the 29th day of October, 2008 (the “Effective Date”) by and between Bare Escentuals Beauty, Inc. (“Company”) and Michael Dadario (“Employee”). “Company” shall also include all subsidiary, parent or related corporations of Bare Escentuals Beauty, Inc.

Employee understands and agrees that, as part of Employee’s employment with Company, Employee will have access to certain Confidential Information (as defined below). Employee understands and agrees that Employee’s employment with Company creates a relationship of confidence and trust between Employee and Company with respect to all Confidential Information.

Employee understands that Company takes its intellectual property rights seriously and therefore, as a condition of employment or continued employment (as the case may be), Employee agrees to all of the terms and conditions in this Agreement. Employee acknowledges and agrees that Employee’s at-will employment and compensation for at-will employment is sufficient consideration for the enforcement of this Agreement. Employee understands that this Agreement contains binding obligations. Employee acknowledges and agrees that Employee has had an opportunity to ask questions about this Agreement, and has read and understood this Agreement in its entirety before signing.

In light of the foregoing, Employee agrees to all of the following:

A. CONFIDENTIALITY

1. Confidential Information. For purposes of this Agreement, “Confidential Information” (or “CI”) will be defined as all information, regardless of its form, that: (a) was developed by or for Company; (b) relates to Company’s business; (c) that is not generally known to the public; and (d) that is of a private nature and/or affords Company an advantage over its competitors. In addition to the foregoing, the terms “Confidential Information” (and “CI”) will also include all “Third Party Information” (as defined below).

It is impossible to provide a comprehensive list of all information that may constitute CI. However, by way of example, the definition of CI includes, but is not limited to, information relating to Company’s: products; trade secrets; research and development; production and manufacturing methods, strategies and plans; marketing information, strategies and plans; merchandising information, strategies and plans; pricing information, strategies and plans; sales practices; employment and recruiting strategies and processes; compensation information; employee and potential employee information; customer and potential customer information; supplier and potential supplier information, revenues and expenses; investor information; and the identities and roles of key employees of Company. The definition of “CI” shall include both “know-how” (i.e., information about what works well) and “negative know-how” (i.e., information about what does not work well). If Employee is unsure if certain information falls within the definition of CI, Employee must err on the side of caution and treat such information as CI unless Employee seeks and obtains written confirmation from Company’s General Counsel that such information is not CI.

All CI, and all tangible materials containing CI are and shall remain the sole property of Company. Under no circumstances will Employee acquire any ownership interest in, or right to use, any CI or any of Company’s trademarks, inventions, copyrights or patents.

2. Limitations. The term “CI” does not include any information that Employee can demonstrate by competent written proof was acquired by means entirely unrelated to Employee’s employment with Company.

3. Nondisclosure. Except as may be required in the ordinary course of Employee’s job responsibilities performed on Company’s behalf, Employee will, during and after employment with Company, maintain all CI in trust and confidence. Employee will not, directly or indirectly, disclose CI to any third party unless either (a) the Employee obtains the prior written consent of Company’s General Counsel or (b) Company has entered into a confidentiality agreement with the third party and such confidentiality agreement is in effect at the time of Employee’s disclosure of CI to the third party. Employee will refrain from all conduct that could reasonably or foreseeably be expected to compromise the confidentiality or value of CI.

4. Permissible/Impermissible Uses. Employee will use CI only in the discharge of Employee’s ordinary job responsibilities and in furtherance of Company’s legitimate business interests. Employee will not, directly or indirectly, use CI for any other purpose. Employee will not assist or encourage any other person or entity from using CI for any purpose other than the furtherance of Company’s legitimate business interests.

Employee will not reproduce or copy CI in any form except as is necessary to discharge Employee’s ordinary job responsibilities and in furtherance of Company’s legitimate business interests.

Employee will not use CI for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.

5. Compelled Disclosures. Notwithstanding any other provision of this Agreement, disclosure of CI will be permitted if such disclosure is compelled by force of law, provided however, that Employee shall first: (a) give Company sufficient notice of any request for CI to permit Company to seek a protective order requiring that the CI not be disclosed or be used only for specific purposes; and (b) make a reasonable effort to obtain a protective order requiring that the CI so disclosed be used only for the purposes for which disclosure of this information was required.

6. Return of CI and Company Materials. Upon request by Company, or automatically in the event that Employee resigns or is terminated from Company for any reason, Employee will immediately return to Company, without retaining any copies, all property, documents and electronic records containing any CI. Upon occurrence of Employee’s resignation or termination for any reason, and in the event any CI is stored on or located in any computer, computer hard drive, or other electronic media storage device (collectively “Electronic Storage Device”) not owned by Company, Employee will permanently and completely erase and destroy all files and other repositories of CI stored on any Electronic Storage Device.

7. Third Party Information. Employee recognizes that Company has received, and in the future may receive, confidential, proprietary and/or sensitive information from third parties (collectively, “Third Party Information”). Employee acknowledges and agrees that such information may have been provided subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Therefore, Employee further acknowledges and agrees: (a) to hold all Third Party Information in the strictest of confidence; (b) not to use or disclose Third Party Information to any person, firm or entity except as is necessary in carrying out Employee’s ordinary job responsibilities for Company consistent with any agreements Company may have with the provider of the Third Party Information; and (c) to treat Third Party Information as CI subject to all the restrictions described above.

8. Loss/Destruction. In the event of the loss or destruction of any CI during employment, Employee shall immediately: (a) notify Company of such loss or destruction; and (b) provide Company with a written affidavit incorporating a detailed list of the items that were destroyed or lost, and a statement of the facts surrounding such loss or destruction.

B. DUTY OF LOYALTY, HONESTY AND DISCLOSURE

9. Conflicting Activities. Employee understands and agrees that, during the course of employment with Company, Employee owes a duty of loyalty to Company. Therefore, while employed with Company, Employee will not, without prior written approval from Company’s Vice President of Human Resources or General Counsel, directly or indirectly: (a) divert from Company any business opportunities; (b) interfere with Company’s relationship with any past, existing or prospective employee, supplier, contractor, or customer; (b) own, work for, or derive a material financial interest from any business that competes, directly or indirectly with Company; (c) violate any of the terms or conditions contained in Company’s Code of Business Conduct and Ethics; (d) attempt to do any of the foregoing; or (e) encourage or assist any other person or entity to do any of the foregoing.

10. Required Disclosures. Employee understands and agrees that, during the course of employment with Company, Employee owes duties to: (a) be honest with Company; and (b) to disclose to Company all information that could have a material impact on Company’s business or operations. Further, Employee is required to immediately disclose to Company’s General Counsel any conduct that Employee believes to constitute a violation of this Agreement by any employee, or a misuse of CI by any person or entity.

11. Inconsistent Obligations. Company does not want Employee to breach any agreement with or obligations owed to Employee’s prior employers or any other person or entity. Employee must not use on Company’s behalf, or in conjunction with work performed on Company’s behalf, any information constituting the confidential or proprietary information of a prior employer. If Employee is unsure if certain information falls within the restrictions defined in this Paragraph 11, Employee must err on the side of caution and refrain from using or disclosing such information without obtaining written authorization from Company’s Vice President of Human Resources or General Counsel.

Employee acknowledges and hereby affirms that either: (a) Employee is not subject to any obligations to any other employer, person or entity that would restrict or limit Employee’s ability to work for Company (an “Inconsistent Obligation”); or (b) Employee has complied with both of the following:

•

Employee has, prior to the date of execution of this Agreement, disclosed all Inconsistent Obligations to Company in writing via a copy of the document attached hereto as Attachment A completed and signed by Employee; and

•	Employee has, prior to the date of execution of this Agreement, received a copy of Attachment A signed by Employee and either Company’s Vice President of Human Resources or General Counsel.

Employee hereby agrees to indemnify Company for all damages and costs (including attorneys’ fees) incurred by or imposed on Company as a result of any misrepresentation or material omission by Employee in association with the disclosures required by this Paragraph 11 and/or Attachment A.

C. IMPERMISSIBLE SOLICITATION.

12. Employee Solicitation. Employee acknowledges that Company has devoted substantial time, effort and resources to identifying, recruiting, training and developing a staff of employees with unique skills. Therefore, during Employee’s employment, and for a period of one year after termination of employment for any reason, Employee will not directly or indirectly: (a) solicit, recruit, encourage, induce or attempt to cause any employee to leave his or her employment with Company; or (b) attempt to do any of the foregoing.

13. Customer Solicitation. Employee acknowledges that Company has devoted substantial time, effort and resources to identifying, soliciting, developing relationships with, and marketing to, a unique portfolio of customers and potential customers. Therefore, during Employee’s employment, and for a period of one year after termination of employment for any reason, Employee will not directly or indirectly: (a) cause any customer to alter its relationship with Company in a manner that may be contrary to Company’s business interests; (b) cause any potential customer to refrain from doing business with Company, or limit its business with Company; (c) divert any business or business opportunities from Company; or (d) attempt to do any of the foregoing.

14. Supplier Solicitation. Employee acknowledges that Company has devoted substantial time, effort and resources to identifying, soliciting, and developing relationships with suppliers and potential suppliers. Therefore, during Employee’s employment, and for a period of one year after termination of employment for any reason, Employee will not directly or indirectly: (a) cause any supplier to alter its relationship with Company in a manner that may be contrary to Company’s business interests; (b) cause any potential supplier to refrain from doing business with Company, or limit its business with Company; (c) divert any business or business opportunities from Company; or (d) attempt to do any of the foregoing.

D. MISCELLANEOUS PROVISIONS

15. Notification of New Employer. At Company’s request, or on a mandatory basis if at the time of Employee’s resignation or termination for any reason Employee’s position is considered by Company as a director-level or above position, Employee will notify Company of the identity of Employee’s new employer, if any. Employee understands and agrees that if Employee resigns or is terminated for any reason Company may notify Employee’s new employer about Employee’s rights and obligations under this Agreement.

16. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out or evidence compliance with the terms of this Agreement.

17. Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California, excluding its conflicts of laws principles. Employee hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any lawsuit arising from or relating to this Agreement.

18. Entire Agreement. This Agreement (and any fully executed copy of Attachment A) contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. This Agreement may not be changed, modified, amended or supplemented except by a written instruments signed by Company’s Vice President of Human Resources or General Counsel.

19. Severability. If any provision of this Agreement is found by a proper authority to be unenforceable, that provision shall be severed and the remainder of this Agreement will continue in full force and effect.

20. Equitable Remedies. Employee acknowledges that the violation of this Agreement would result in irreparable and severe injury to Company, such that no remedy at law will afford Company adequate relief. Accordingly, Company shall be entitled to temporary, preliminary and/or permanent injunctive and other equitable relief (including specific performance) in order to prevent Employee from any violation or threatened violation of this Agreement, without the necessity of proving actual damages or posting a bond or other security. Employee agrees that in any legal proceeding commenced for equitable relief, the losing party shall pay the prevailing party’s actual attorneys’ fees and expenses incurred in the preparation for, conduct of or appeal or enforcement of judgment from the proceeding. The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise. Irrespective of the foregoing, nothing in this Agreement is intended to limit Company’s or Employee’s right to pursue any other remedy available pursuant to applicable law.

21. Notices. Any notices required or permitted hereunder shall be given to Company at the address specified below and in the case of Employee at the current address contained in Company records at the time the notice is given, or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

22. Indemnification. Employee agrees to indemnify Company for any loss or damage suffered as a result of any breach by the Employee of the terms of this Agreement, including any reasonable attorneys’ fees and costs incurred by Company in the collection of such indemnity or as a result of a successful action for breach of any provision of this Agreement.

23. Waiver. Company’s waiver of a breach of any provision of this Agreement by Employee does not waive any subsequent breach by Employee, nor does Company’s failure to take action against any other employee for similar breaches operate as a waiver by Company of Employee’s breach.

24. Duration of Obligations. This Agreement shall become effective immediately. Employee acknowledges and agrees that some of the obligations in this Agreement, as described above, apply both during employment and after termination of employment with Company. Employee acknowledges that the scope and duration of this Agreement is reasonable and narrowly tailored to protect Company’s legitimate interests.

25. No Employment Contract. Nothing in this Agreement shall be construed to create a contract of employment, either express or implied-in-fact, for any fixed term or requiring cause for termination. At all times, Employee’s employment with Company shall remain “at-will.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

EMPLOYEE		BARE ESCENTUALS BEAUTY, INC.

Signature:	/s/ Michael Dadario	Signature:	/s/ Deanna Chechile

Print Name:	Michael Dadario	Print Name:	Deanna Chechile

Dated: 10/29/08		Title:	VP General Counsel

		Address:	71 Stevenson Street, 22nd Floor San Francisco, CA 94105

Dated: 12/15/08

ATTACHMENT A

MANDATORY EMPLOYEE/APPLICANT DISCLOSURES

Company does not want you to violate any obligations you may owe to any third parties. Furthermore, Company prohibits you, as an applicant or employee, from disclosing to Company any trade secrets or other non-public confidential or proprietary information (collectively, “Third Party Information”) that belongs to or were obtained from any third party, including any prior employers. Therefore, as a condition of your employment, no later than your first date of employment with the Company or a later date agreed to by Company, you must complete this agreement, sign it and return it to Company’s Human Resources Department. Failure to do so will prohibit you from obtaining employment or continuing in employment with Company (as the case may be) and any pending offer of employment may be revoked by Company in its sole discretion.

The intent of this agreement is to ensure that you have fully disclosed any contractual or other obligations you may owe to any third parties that may either: (a) prohibit you from working for Company; (b) in any way limit your ability to work for Company; (c) in any way limit the manner in which you may work for Company; or (d) relate to a third party’s intellectual property rights. If you are unsure whether you are subject to any of the types of obligations or restrictions described above, you must err on the side of caution and notify Company’s Human Resources Department of any possible restrictions or questions you may have.

Before signing this agreement, please check any box below that applies to you. If you have any questions about this document, you must consult with Company’s Human Resources Department before signing.

•        I am currently subject to some manner of restriction on my ability to, or the manner in which I may work for, Company (e.g., confidentiality obligations; obligations relating to restrictions on competition, solicitation of customers/employees/suppliers; etc.).

☒ Yes ☐ No

• I was solicited for employment with Company by a person who used to work with one or more of my current or prior employers.

☐ Yes ☒ No

• I have in my possession, custody or control documents or other property belonging to one or more of my current or prior employers.

☐ Yes ☒ No

•        I am confident that I am able to work for Company without: (a) violating any obligations to any other person or entity; and (b) using or relying on trade secrets or confidential or proprietary business information belonging to any of my prior employers or my current employer if at the time of signing this agreement I am employed by an employer other than Company.

☒ Yes ☐ No

By signing this agreement, you acknowledge that you have read and understood the document in its entirety, have answered all questions honestly and completely, and agree to indemnify Company for all costs and fees it may incur as a result of any misrepresentations. By signing this agreement, you further acknowledge that this agreement does not constitute a contract of employment and does not alter your status as an at-will employee if you are already an employee.

/s/ Michael Dadario
Signature

Michael Dadario
Print Name

Date: 10/29/08